UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RADNET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 30, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of RadNet, Inc. to be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on Thursday, June 3, 2010, at 10:00 a.m.  (Pacific time). At this meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  You may vote by mailing your proxy or voting instruction card using the postage-paid return envelope included for your convenience.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or the Internet.  If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

Thank you for your continued interest in RadNet, Inc.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Norman R. Hames Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders:
The Proxy Statement for the 2010 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2009, are available at http://www.radnet-inc.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 3, 2010

The Annual Meeting of Stockholders of RadNet, Inc. will be held on Thursday, June 3, 2010, at 10:00 a.m.  (Pacific time) at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California 90064.

Stockholders of record at the close of business on April 22, 2010 are entitled to vote at the Annual Meeting of Stockholders.  The following items are on the agenda:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2011 Annual Meeting of Stockholders;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Other business that may properly come before the Annual Meeting (including adjournments and postponements).

The foregoing items of business are more fully described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Norman R. Hames Corporate Secretary

April 30, 2010
Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting.  A postage-paid return envelope is enclosed for your convenience.  Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. See "Voting Shares Registered in the Name of a Broker or Bank" in the Proxy Statement for further details on the Broadridge program.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

2010 PROXY STATEMENT

General Information

The Board of Directors of RadNet, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Stockholders.  The meeting will be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on Thursday, June 3, 2010, at 10:00 a.m.  (Pacific time) or at any adjournment or postponement thereof, for the purposes stated herein.  This Proxy Statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

We intend to mail this Proxy Statement and the accompanying proxy card on or about April 30, 2010 to all stockholders of record that are entitled to vote.  Holders of record at the close of business on April 22, 2010, the record date, are entitled to vote at the  Annual Meeting.  Each share is entitled to one vote.  On the record date, approximately 36,774,279 shares of our common stock were outstanding (excluding treasury shares).

We will have a quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock are present in person or represented by proxy.  Consequently, we will need to have 18,387,140 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum.  Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Directors will be elected by a plurality of votes cast by shares present or represented at the meeting.  Shares not present at the meeting, broker non-votes and shares voting "abstain" will have no impact on the election of directors. Please note, that effective January 1, 2010, a bank, broker or nominee is no longer permitted to vote on behalf of beneficial owners with respect to uncontested elections of directors.  You must instruct your bank, broker or nominee on how to vote your shares for the election of directors.

The proposal to ratify the appointment of our independent registered public accounting firm must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matters at the Annual Meeting.  With respect to such proposal, abstentions will be included in the number of shares present and entitled to vote with respect to such proposals and, accordingly, will have the effect of a vote "AGAINST" the proposal.  However, broker non-votes with respect to such proposal will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposal (other than to reduce the number of affirmative votes required to approve the proposal).

Voting Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of two ways:

●	Attend the 2010 Annual Meeting of Stockholders and vote in person; or

●	Complete, sign, date and return the enclosed proxy card.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.

A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet.  If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at Broadridge's web site at http://www.proxyvote.com.

If you wish to vote in person at the Annual Meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes.  The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the meeting (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified in the instructions you receive from your broker or bank).  If no instruction is given, then the proxy will be voted for the nominees for director and for the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.  In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the meeting.

Revocability of Proxies

As a stockholder of record, once you have submitted your proxy you may revoke it at any time before it is voted at the Annual Meeting.  You may revoke your proxy in any one of three ways:

●	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

●	You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

●	You may vote in person at the Annual Meeting.

Solicitation

This solicitation is made by our Board of Directors, and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.  We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners.  Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents.  No additional compensation will be paid to these individuals for these services.

Proposals of Stockholders for the 2011 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in RadNet, Inc.'s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2011 Annual Meeting must be received by us not later than December 28, 2010, in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice of the proposal or nomination in writing to our Corporate Secretary.  To be timely for the 2011 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 3, 2011 and March 5, 2011.  A stockholder's notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2010, by:

●	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock,

●	each of our Named Executive Officers and directors, and

●	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 36,399,279 shares of common stock outstanding on March 31, 2010 (excluding treasury shares).  We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, or SEC.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2010.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
James E. Flynn(1)	3,554,000		9.8%

Directors and Named Executive Officers
Howard G. Berger, M.D.(2)	5,405,140		14.8%
Marvin S. Cadwell	150,178	(3)	*
John V. Crues, III, M.D.	706,595	(4)	1.9%
Norman R. Hames	1,347,898	(5)	3.6%
Lawrence L. Levitt	181,250	(6)	*
Michael L. Sherman, M.D.	190,065	(7)	*
David L. Swartz	191,250	(8)	*
Jeffrey L. Linden	985,000	(9)	2.7%
Mark D. Stolper	360,538	(10)	1.0%
Stephen M. Forthuber	441,667	(11)	1.2%
Michael N. Murdock	115,000	(12)	*
All directors and executive officers as a group (11 persons)	10,074,581	(13)	25.3%

*	Represents less than 1%.

(1)
According to the Schedule 13G filing with the SEC, Mr. Flynn is the beneficial owner of shares of common stock owned by various entities, including Deerfield Capital, L.P., and Deerfield Management Company, L.P. and he maintains shared voting and investment power over the shares of our common stock held by these entities.  The address for Mr. Flynn as set forth in the Schedule 13G filing is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)
As a result of his stock ownership and positions as president and director, Dr. Berger may be deemed to be a controlling person of our company. Represents shares held by the Howard and Fran Berger Family Trust, to which Dr. Berger and Mrs. Berger are trustees.

(3)	Beneficial ownership includes 131,250 shares subject to options exercisable within 60 days of March 31, 2010.

(4)	Beneficial ownership includes 283,333 shares subject to options and warrant exercisable within 60 days of March 31, 2010.

(5)	Beneficial ownership includes 1,322,898 shares subject to options and warrants exercisable within 60 days of March 31, 2010.

(6)	Beneficial ownership includes 156,250 shares subject to options and warrants exercisable within 60 days of March 31, 2010.

(7)	Beneficial ownership includes 131,250 shares subject to options exercisable within 60 days of March 31, 2010.

(8)	Beneficial ownership includes 156,250 shares subject to options and warrants exercisable within 60 days of March 31, 2010.

(9)	Beneficial ownership includes 437,500 shares subject to options and warrants exercisable within 60 days of March 31, 2010.

(10)	Beneficial ownership includes 283,333 shares subject to options and warrants exercisable within 60 days of March 31, 2010.

(11)	Beneficial ownership includes 441,667 shares subject to options exercisable within 60 days of March 31, 2010.

(12)	Beneficial ownership includes 115,000 shares subject to options exercisable within 60 days of March 31, 2010.

(13)	Beneficial ownership includes 3,458,731 shares subject to options and warrants exercisable within 60 days of March 31, 2010.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the 2010 Annual Meeting of Stockholders, all directors will be elected for a term expiring at the next annual meeting of stockholders to be held after their election.  Our Board of Directors, in accordance with our bylaws, has determined that the authorized number of directors shall be seven.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the seven director nominees listed in the table below.  Each of the nominees is currently a director of the company and has consented to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee.  If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

The following paragraphs include information that each of the seven nominees has provided to us about the positions he currently holds, his principal occupation and experience for the past five years, and the other companies in which he currently serves as a director or has served as a director during the past five years.  In addition, the information below includes each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each nominee should serve as a director.

Nominees for Director

The names of the director nominees, their ages as of March 31, 2010 and other information about them are set forth below.

Name of Director Nominee	Age	Position	Director Since
Howard G. Berger, M.D.	64	President, Chief Executive Officer and Chairman of the Board	1992
Marvin S. Cadwell	66	Director	2007
John V. Crues, III, M.D.	60	Director	2000
Norman R. Hames	54	Director	1996
Lawrence L. Levitt	67	Director	2005
Michael L. Sherman, M.D.	67	Director	2007
David L. Swartz	66	Director	2004

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our company and its predecessor entities since 1987.  Dr. Berger is also the president or co-president of the entities that own Beverly Radiology Medical Group, or BRMG.  He began his career in medicine at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a masters program in medical physics in the University of California system. Dr. Berger  brings business leadership skills to our Board of Directors derived from his more than 25 years of experience in the development and management of the company.

Marvin S. Cadwell served as a director of Radiologix, Inc. between June 2002 and November 2006.  He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix.  He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004.  From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provides Internet software.  Since 2003, he has served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry. Mr. Cadwell has experience as an executive officer of several companies in the healthcare industry and brings to our Board of Directors a strong background in operating management of various organizations.

John V. Crues, III, M.D. is a world-renowned radiologist.  Dr. Crues has served as our Vice President and Medical Director since 2000.  Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology.  Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society. Dr. Crues is also currently Co-President of Pronet Imaging Medical Group and a director of BRMG. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities and his active participation in radiological societies gives our Board of Directors access to thought leadership in the field of radiology.

Norman R. Hames has served as our Chief Operating Officer since 1996 and currently as our Executive Vice President,  Chief Operating Officer - Western Operations and Corporate Secretary.  Applying his 20 years of experience in the industry, Mr. Hames oversees all aspects of  our California facility operations.  His management team, comprised of regional directors, managers and sales managers, is responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians.  Prior to joining our company, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California.  Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI's single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 20-year background in the day-to-day  operations of imaging centers.

Lawrence L. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles.  Since 1987 Mr. Levitt has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund.  Mr. Levitt is also a director of River Downs Management Company, operator of a thoroughbred racetrack in Ohio. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

Michael L. Sherman, M.D., F.A.C.R., served as a Radiologix director from 1997 until November 2006.  He served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active practice in 2005.    In addition, Dr. Sherman was a director of HX Technologies, a healthcare IT company from 2006 to 2009 and was a director of MedStar Health, a seven-hospital system in the Baltimore-Washington, D.C.  market from 1998 until 2006.  He continues to serve on the board of MedStar Health's private captive insurance company, Greenspring Financial Insurance Limited, Inc. Dr. Sherman is also a Senior Advisor for healthcare at FOCUS Enterprises, a Washington, D.C.-based investment banking firm. Dr. Sherman has broad experience in the medical and business aspects of radiology and brings extensive experience as a board member and chairman of various companies in the healthcare industry.

David L. Swartz is a certified public accountant with thirty-five years of experience providing accounting and advisory services to clients.  Mr. Swartz currently serves as a member of the board of directors of the California State Board of Accountancy and previously served as president.  Between 1993 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns and currently provides consulting services.  Prior to that, Mr. Swartz served as managing partner and was on the national board of directors of a 50 office international accounting firm.  Mr. Swartz is also a former chief financial officer of a publicly held shopping center and development company.  Mr. Swartz brings to our Board of Directors extensive public financial accounting experience, is an audit committee financial expert under the SEC rules and serves as the Chairman of the Audit Committee.

There are no family relationships between any nominees or executive officers of our company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors.  Our Board of Directors selects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

Meetings of the Board of Directors and Board Committees

Our Board of Directors meets at least on a quarterly basis and during fiscal year 2009, held six meetings.  Each of the current directors serving in 2009 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend, with the exception of Dr. Crues and Mr. Hames who each attended 67% of the meetings.  We, as a matter of policy, encourage our directors to attend meetings of stockholders. Five of the seven directors attended the 2009 Annual Meeting of Stockholders.

Board Leadership Structure

The Chairman of the Board also serves as our Chief Executive Officer. Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure is appropriate and effective. Our Board of Directors believes that having a single individual serve as both chair and chief executive officer provides clear leadership, accountability and promotes strategic development and execution as our company executes our strategy as a more communications-focused enterprise. Our Board of Directors also believes that there is a high degree of transparency among directors and management. Four of the seven members of our Board of Directors are independent directors and all of those individuals serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee, which our Board of Directors believes promotes appropriate independent leadership.

Board Role in Risk Oversight

Our Board of Directors has an oversight role in managing our risk.  The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes are material.  Our senior management reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks which enable the Board of Directors to understand management's views on risk identification, risk management and risk mitigation strategies.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ and the SEC rules.  As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz each qualify as independent directors in accordance with the NASDAQ and the SEC rules. Howard G. Berger, M.D., John V. Crues, III, M.D., and Norman R. Hames are each currently an executive officer of our company and therefore do not qualify as independent directors.

Director Nomination Process

Director candidates are identified and evaluated by the members of our Board of Directors that qualify as independent directors.   Messrs.  Cadwell, Levitt, Sherman and Swartz have each been identified as independent directors and each participates in the identification and evaluation of director candidates. We believe the approval by our independent directors of director candidates provides sufficient oversight of well-qualified nominees and as such we have determined it is not necessary to maintain a standing nominating committee.

While we do not maintain a standing nominating committee or have a formal policy regarding the nomination process, the independent directors generally evaluate candidates in the context of the current board composition, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the independent directors consider experience, skills, and such other factors as they deem appropriate in order to maintain a balance of knowledge, experience and capability. Our Board of Directors does not have a specific policy with regard to the consideration of diversity in the identification of director nominees.

Stockholders may recommend director candidates for consideration by our Board of Directors and our independent directors will evaluate such director candidates in the same manner as other candidates identified by the independent directors.  Stockholder recommendations may be submitted in accordance with the procedures set forth in “Communication with Our Board of Directors” below.  No director candidates have been put forward by a stockholder or group of stockholders who beneficially owned more than five percent of our stock.

Code of Ethics

We have adopted a written code of financial ethics applicable to our directors, officers and employees which is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investors – Corporate Governance. The Audit Committee is responsible for reviewing the Code of Financial Ethics and amending as necessary.  Any amendments will be disclosed on our website.

Committees of the Board of Directors

We have two standing committees: the Audit Committee and the Compensation and Management Development Committee. The committees are comprised entirely of independent directors.  The membership of each committee is as follows, with the chairperson listed first:

Audit Committee	Compensation and Management Development Committee

David L. Swartz	Lawrence L. Levitt
Marvin S. Cadwell	Michael Sherman, M.D.
Lawrence L. Levitt	David L. Swartz

Audit Committee

The Audit Committee meets periodically, but at least once a quarter to review the company’s financial statements and the adequacy of and compliance with the company’s internal and external financial reporting processes. The Audit Committee held four meetings in 2009.

The Audit Committee’s responsibilities include, among other things:

●	selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence of our independent registered public accounting firm;

●	discussing the scope and results of the audit with our independent registered public accounting firm;

●	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures; and

●	approving all audit and non-audit services to be performed by our independent registered public accounting firm.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter.  The Audit Committee reviews the charter at least annually and modifies it as needed.  The Audit Committee Charter can be found on our website at www.radnet.com under Investors – Corporate Governance.

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate.  Further, the Board of Directors has determined that Mr. Swartz and Mr. Levitt possess the requisite accounting and financial management expertise required under the NASDAQ Marketplace Rules and each qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Compensation and Management Development Committee

The Compensation and Management Development Committee meets as least annually and is responsible for approving the compensation of executive officers and certain senior management and oversees the company’s management development programs, performance assessment of senior executives and succession planning. The Compensation and Management Development Committee held seven meetings in 2009.

The Compensation and Management Development Committee’s responsibilities include, among other things:

●	reviewing and, as it deems appropriate, recommending to our Board of Directors the compensation of executive officers and certain other senior management;

●	reviewing and administering our stock and equity incentive plans;

●
reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans; and

●	reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals.

As noted in the Compensation Discussion and Analysis Section below, certain executive officers receive compensation from BRMG.  The process employed by the Compensation and Management Development Committee in determining the appropriate compensation of executive officers is the same regardless of whether payments are made by the company or BRMG.

The responsibilities of the Compensation and Management Development Committee are more fully described in the Compensation and Management Development Committee Charter.  The Compensation and Management Development Committee reviews the charter at least annually and modifies it as needed.  The Compensation and Management Development Committee Charter can be found on our website at www.radnet.com under Investors – Corporate Governance.

COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors.  All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Management Development Committee are listed previously in the section “Committees of the Board of Directors.”  No member of the Compensation and Management Development Committee has had a relationship with our company or any of our subsidiaries other than as directors and stockholders and no member has been an officer or employee of our company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2009.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2010, and their positions are shown below.  Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name of Executive Officer	Age	Position	Officer Since
Howard G. Berger, M.D.	64	President, Chief Executive Officer and Chairman of the Board	1992
John V. Crues, III, M.D.	60	Vice President and Medical Director	2000
Norman R. Hames	54	Executive Vice President, Secretary, Chief Operating Officer – Western Operations	1996
Stephen M. Forthuber	49	Executive Vice President and Chief Operating Officer – Eastern Operations	2006
Jeffrey L. Linden	67	Executive Vice President and General Counsel	2001
Mark D. Stolper	38	Executive Vice President and Chief Financial Officer	2004
Michael M. Murdock	55	Executive Vice President and Chief Development Officer	2007

Stephen M. Forthuber became our Executive Vice President and Chief Operating Officer for Eastern Operations subsequent to the Radiologix acquisition.  He joined Radiologix in January 2000 as Regional Director of Operations, Northeast.  From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February 2005 until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix.  Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities.

Jeffrey L. Linden joined us in 2001 and currently serves as our Executive Vice President and General Counsel.  Prior to joining us, Mr. Linden had been engaged in the private practice of law.  He has lectured before numerous organizations on various topics, including the California State Bar, American Society of Therapeutic Radiation Oncologists, California Radiological Association, and National Radiology Business Managers Association.

Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since 2004 and prior to that was an independent member of our Board of Directors.  Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations.  Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies.  Mr. Stolper received his operating experience with Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales).  Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions.

Michael N. Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with health care companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities, that was acquired by National Medical Enterprises, now Tenet Healthcare. From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined the company following the Radiologix acquisition.  Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Our officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews any transaction in which we are proposed to be a party, directly or indirectly, and any of the following persons or entities is or is entitled to be a party, directly or indirectly, to the transaction or any director has a material financial interest in the transaction:  (i) any of our executive officers or any related person of any such officer or a director, (ii) any person or entity of which the executive officer or director or any related person is the owner of more than 5% of the securities, (iii) any person or entity that controls one or more of the persons specified in subparagraph (ii) or a person that is controlled by, or is under common control with one or more of the persons specified in subparagraph (ii), or (iv) an individual who is a general partner, principal or employer of a director.  Additionally, any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K is reviewed by the Board of Directors.

Related Party Transactions

Howard G. Berger, M.D. is our President and Chief Executive Officer, Chairman of the Board, and owns approximately 15% of our outstanding common stock. Dr. Berger also owns, indirectly, 99% of the equity interests in BRMG. BRMG provides all of the professional medical services at most of our California facilities under a management agreement and contracts with various other independent physicians and physician groups to provide all of the professional medical services at most of our other California facilities. We obtain professional medical services from BRMG in California, rather than providing such services directly or through subsidiaries, in order to comply with California's prohibition against the corporate practice of medicine. However, as a result of this close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that professional medical services are provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated practice groups.

Under our management agreement with BRMG, which expires on January 1, 2014, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79%, at December 31, 2009, is adjusted annually, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger's compensation, fees payable to us and amounts payable to third parties. For administrative convenience and in order to avoid inconveniencing and confusing our payors, a single bill is prepared for both the professional medical services provided by the radiologists and our non-medical, or technical, services, generating a receivable for BRMG. BRMG is a guarantor under the term loan facility and revolving credit facility we entered into in April 2010.

Dr. Crues and Dr. Berger receive all of their salary from BRMG.

Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $410,000 in fees during 2009. Mr. Linden has specifically waived any interest in our fees since becoming an officer of the company.

On June 1, 2009 we entered into a 10 year operating lease for a building at one of our imaging centers located in Wilmington, Delaware in which our Senior Vice President of Materials Management is a 50% owner.  The monthly rent under this operating lease is approximately $25,000.  We believe that the monthly lease amount is in line with similar 10 year lease contracts available for comparable buildings in the area.

Indemnification Agreements

We have indemnification agreements with each of our directors and certain officers in addition to provisions which are reflected in our certificate of incorporation and bylaws which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The audit committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC.  The audit committee operates pursuant to a charter that is available on our website at www.radnet.com under Investors – Corporate Governance.

The audit committee oversees our financial reporting process on behalf of the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting.  Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the audit committee has reviewed and discussed, with management and Ernst & Young, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.  The audit committee has also discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol.  1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the audit committee concerning independence, and has discussed Ernst & Young's independence with Ernst & Young.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of RadNet, Inc. be included in the company's annual report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee:

David L. Swartz, Chair
Marvin S. Cadwell
Lawrence L. Levitt

___________________
*           The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes our compensation program for the five Named Executive Officers, namely, our principal executive officer, our principal financial officer and the three other most highly compensated executive officers for the year ended December 31, 2009.

Compensation Philosophy

We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain leaders and reward them for achieving the company's strategic initiatives and objective measures of success.  Our compensation policies are designed to be competitive with comparable employers and to align management's incentives with both near term and long-term interests of our stockholders.  The following principles influence and guide our compensation decisions:

We Believe in a Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability.  We believe that stock options create long-term incentives that align the interest of management with the long-term interest of stockholders.

Compensation and Performance Pay Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility.  Consistent with this philosophy:

●	Total compensation is higher for individuals with greater responsibility and greater ability to influence the company's achievement of targeted results and strategic initiatives.

●
As position and responsibility increases, a greater portion of the executive officer's total compensation may be comprised of performance-based pay contingent on the achievement of performance objectives.

●	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensation for the officers.  We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.  We intend to continue to review internal compensation equity and may adopt a formal policy in the future, if we deem such a policy to be appropriate.

Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results.  At the same time, we believe that compensation should be set at responsible levels.  Our executive compensation programs are intended to be consistent with our constant focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

We believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English.  We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board Process

Compensation and Management Development Committee

Generally, equity grants are based upon the recommendation of our Chief Executive Officer, with the Compensation and Management Development Committee retaining ultimate authority to accept, reject or modify such recommendation.

The Compensation and Management Development Committee has been delegated the authority by our Board of Directors to approve all compensation and awards to executive officers. With respect to equity compensation awarded to the executive officers and others, the Compensation and Management Development Committee acts as the administrator under our 2006 Equity Incentive Plan and has the authority under that plan to grant restricted stock or stock options.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities.  The Committee meets with executive management, including our Chief Executive Officer, and  conducts meetings in executive session.

The Committee's process begins with determining whether we will establish individual and corporate performance objectives for senior executive officers in each fiscal year.  The Committee engages in an active dialogue with the Chief Executive Officer concerning the selection of strategic objectives and targets for performance based compensation.  Corporate performance objectives may be established on the basis of a targeted return on capital employed for the company or a particular business unit, or on the basis of another operating metric.

The Committee meets in executive session each year to evaluate the performance of the Named Executive Officers, to determine if there will be changes in their annual compensation, to establish annual performance objectives for the current fiscal year, and to consider and approve any grants to them of equity incentive compensation.

Management's Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process.  The most significant aspects of management's role are:

●	establishing the operating budget which forms the basis for performance objectives; and

●	making recommendations to the Compensation and Management Development Committee on salary levels and option awards.

The Chief Executive Officer works with the Compensation and Management Development Committee in establishing the agenda for Committee meetings. Management also prepares meeting information for each Compensation and Management Development Committee meeting.

The Chief Executive Officer also participates in Committee meetings at the Committee's request to provide:

●	background information regarding the company's strategic objectives;

●	his evaluation of the performance of the senior executive officers, including accomplishments, areas of strength and weakness; and

●	compensation recommendations as to senior executive officers (other than himself).

Committee Advisors

Under its charter, the Compensation and Management Development Committee is granted, where appropriate, the authority to hire and fire advisors and compensation consultants.  The company is obligated to pay for the advisors and consultants.  These advisors will report directly to the Compensation and Management Development Committee.  For the year ended December 31, 2009, the Compensation and Management Development Committee did not retain any outside compensation consultants.

Benchmarking

Our Compensation and Management Development Committee does not base its compensation decisions on benchmarking against a specific peer group of companies.  However, the Committee recognizes that our compensation practices must be competitive in the marketplace.  Accordingly, it will periodically gather information concerning pay practices at other companies.  This marketplace information is only one of the many factors that the Committee considers in assessing the reasonableness of compensation.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation.  We seek to establish a compensation level that is appropriate recognizing the executive's achievements and contributions.  Base pay also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our executives the ability to focus on the longer term and avoid the urgency which could otherwise drive an executive to take unnecessary risks.  In determining base salaries our Compensation and Management Development Committee considers the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, competitive salary practices at similar companies, internal pay equity and the tax deductibility of base salary.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders.

Our stock compensation plans have been established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees' interests with the interests of our stockholders.  Our stock compensation plans have provided the principal method for our Named Executive Officers to acquire equity or equity linked interests in our company.

We have elected to use stock options as our primary equity compensation vehicle.  All stock options incorporate the following features:

●	the term of the grant does not exceed 10 years;

●	the grant price is not less than the market price on the date of grant;

●	grants do not include "reload" provisions;

●	repricing of options is prohibited, unless approved by the stockholders; and

●	options generally vest over a term of years (3 to 5 years) beginning with the first anniversary of the date of grant.

We continue to use stock options as a long-term incentive vehicle because:

●
Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders; and

●	The vesting period encourages executive retention and the preservation of stockholder value.

In determining the number of options to be granted to senior executive officers, we take into account the individual's position, scope of responsibility, ability to affect profits and stockholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of total compensation.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

Change in Control and Severance Payments

The employment agreements of some of our Named Executive Officers provide them benefits if their employment is terminated (other than for misconduct), including termination following a change in control.  The details and amount of this benefit are set forth below under "Compensation of Directors and Executive Officers – Severance Agreements – Change-in-Control Arrangements."

Deductibility of Executive Compensation

Our Compensation and Management Development Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  In as much as no executive is currently paid an amount near the $1,000,000 threshold, our Compensation and Management Development Committee believes that compensation paid to our Named Executive Officers is generally fully deductible for federal income tax purposes.  However, in certain situations, certain of the independent members of our Compensation and Management Development Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation of our Named Executive Officers.

2009 Compensation Determinations

The Compensation and Management Development Committee uses its judgment and discretion in determining the amount of base salary for each Named Executive Officer, which is reviewed on an annual basis.  For the year ended December 31, 2009, the Compensation and Management Development Committee reviewed base salaries and did not increase base salaries for the Named Executive Officers for the next fiscal year.

In addition to reviewing base salary compensation, the Compensation and Management Development Committee also considers the need for option grants to supplement overall compensation.   In 2009, the Compensation and Management Development Committee elected to make an equity grant of stock options to Messrs. Hames, Linden, Stolper and Crues.  Messrs. Hames and Linden were awarded options to purchase 150,000 shares of our common stock, Mr. Stolper was awarded options to purchase 250,000 shares of our common stock and Dr. Crues was awarded options to purchase 100,000 shares of our common stock.  The Compensation and Management Development Committee elected to make these awards in order to provide each of these Named Executive Officers with a more significant equity stake in the company and a greater incentive to contribute to our long term success. No equity awards were granted to Dr. Berger who owns approximately 15% of our common stock.  The Compensation and Management Development Committee determined that he has a sufficient equity interest in the company to align his interest with other stockholders.

COMPENSATION COMMITTEE REPORT*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investors” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of RadNet's executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the chief executive officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet's management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based upon that review and analysis, the Compensation and Management Development Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair
Michael L. Sherman, M.D.
David L. Swartz

________________________
*           The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers for the fiscal year ended December 31, 2009 ("Named Executive Officers").

	Annual Compensation
Name and Principal Position	Year	Salary($)(1)		Bonus($)	Stock Awards($)	Option Awards($)(2)	Totals ($)
Howard G. Berger, M.D., Principal Executive Officer	2009	500,000	(4)	—	—	—	500,000
	2008	500,000	(4)	—	—	—	500,000
	2007	415,000	(4)	—	—	—	415,000

Norman R. Hames Executive Vice President and Chief Operating Officer – Western Operations	2009	354,875		—	—	219,774	574,649
	2008	353,986		—	—	240,865	594,851
	2007	303,330		—	—	—	303,330

John V. Crues, III, M.D., Vice President and Medical Director	2009	590,613	(4)	—	—	146,516	737,129
	2008	512,805	(4)	—	—	—	512,805
	2007	558,000	(4)	—	—	—	558,000

Jeffrey L. Linden, Executive Vice President and General Counsel	2009	409,600	(5)	—	—	219,774	629,374
	2008	400,000	(5)	—	—	240,865	640,865
	2007	400,000	(5)	—	—	—	400,000

Mark D. Stolper, Executive Vice President and Principal Financial Officer	2009	350,000		—	—	366,290	716,290
	2008	348,846		—	—	240,865	589,711
	2007	300,000		—	—	—	300,000
______________________________
(1)
The dollar amounts include the value of perquisites and other personal benefits, if any, for each of the Named Executive Officers, which were less than $10,000 or 10% of salary and bonus, below the reporting thresholds established by the SEC.

(2)	The amounts listed in this column represent the fair value of the award on the date of grant.
(3)	In October 2006, Dr. Berger returned the majority of his annual compensation to assist us with cash flow requirements.
(4)	Received from BRMG.
(5)
Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $410,000 in fees for the year ended December 31, 2009, $398,128 for the year ended December 31, 2008, and $411,859 in fees for the year ended December 31, 2007.  Mr. Linden has specifically waived any interest in our fees paid to Cohen & Lord since becoming an officer.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to our Named Executive Officers under our equity incentive plans during 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Norman R. Hames	06/15/09	150,000(3)	$2.40	$219,774
John V. Crues, III, M.D.	06/15/09	100,000(3)	$2.40	$146,516
Jeffrey L. Linden	06/15/09	150,000(3)	$2.40	$219,774
Mark D. Stolper	06/15/09	250,000(3)	$2.40	$366,290
___________________________
(1)	Exercise prices reflect the closing public market price on the date of grant.
(2)
For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

(3)	Vests in equal increments on June 15, 2009, 2010 and 2011.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Norman R. Hames	1,172,898	(1)	---		1.12	05/01/2013
	100,000	(2)	50,000	(2)	3.24	10/28/2013
	50,000	(2)	100,000	(2)	2.40	06/15/2014

John V. Crues, III, M.D.	250,000		---		.72	06/07/2010
	33,333	(2)	66,667	(2)	2.40	06/15/2014

Jeffrey L. Linden	37,500	(1)	---		.92	08/12/2011
	250,000	(1)	---		2.52	04/28/2012
	100,000	(2)	50,000	(2)	3.24	10/28/2013
	50,000	(2)	100,000	(2)	2.40	06/15/2014

Mark D. Stolper	100,000	(1)	---		3.10	07/11/2011
	100,000	(2)	50,000	(2)	3.24	10/28/2013
	83,333	(2)	166,667	(2)	2.40	06/15/2014
___________________________
(1)	Relates to nonqualified warrants issued to the Named Executive Officers.
(2)	Relates to options issued to the Named Executive Officers under the 2006 Plan.

Option Exercises and Stock Vested

There were no option exercises in the fiscal years ended December 31, 2008 and December 31, 2009 by the Named Executive Officers except as follows:

Name	Shares Acquired on Exercise	Value Realized(1)	Year
Mark D. Stolper	272,805	$811,250	2009
Norman R. Hames	300,000	$2,553,000	2008
Jeffrey L. Linden	100,000	$233,500	2008
___________________________
(1)	The value realized equals the fair market value of the common stock acquired on the date of exercise minus the exercise price.

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement.  We also do not have any non-qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our Named Executive Officers.

Employment Agreements

We entered into an employment agreement with Mr. Linden on April 16, 2001, as amended on January 30, 2004, for an initial five year term that renews automatically for successive one year terms unless otherwise terminated by either party.  The employment agreement provides that Mr. Linden’s base salary is $350,000, which has subsequently been amended to $400,000, and also provides that Mr. Linden is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control – Severance Agreements.”  Mr. Linden currently serves as Executive Vice President and General Counsel.

We entered into an employment agreement with Mr. Hames on May 1, 2001, as amended on January 30, 2004 for an initial three year term that renews automatically for successive one year terms unless otherwise terminated by either party.  The employment agreement provides that Mr. Hames’ base salary is $225,000, which has subsequently been amended to $350,000, and also provides that Mr. Hames is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control – Severance Agreements.” Mr. Hames currently serves as Executive Vice President and Chief Operating Officer –Western Operations.

We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, under which he shall serve as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party.  The employment agreement provides that Mr. Stolper’s initial base salary is $350,000 (after deducting required withholdings), that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers and that he is entitled to certain benefits upon a change-in-control as described below under the heading “Potential Payments Upon Termination or Change in Control – Change-in-Control Arrangements.”

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment.  Such amounts include:

●	non-equity incentive compensation earned, to the extent vested;

●	equity awarded pursuant to our 2006 Plan, to the extent vested; and

●	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading "Payments Made Upon Termination and Retirement" above, will be paid to our Named Executive Officers.

Severance Agreements

Under each employment agreement discussed above under the heading “Employment Agreements,” we may terminate such Named Executive Officer’s employment at any time and for any reason and each Named Executive Officer may resign at any time and for any reason.  In the event of a termination “without cause” by the company (i) Mr. Hames is entitled to receive a severance payment in an amount equal to three times his then annual compensation, or approximately $1,050,000 based upon his compensation in 2009,  (ii) Mr. Linden is entitled to receive a severance payment in an amount equal to five times his then annual compensation, or approximately $2,000,000 based upon his compensation in 2009 and (iii) Mr. Stolper is entitled to receive a severance payment in an amount equal to two times his then annual compensation, or approximately $700,000 based upon his compensation in 2009. Messrs. Hames and Linden are also entitled to the severance payment upon their election to terminate employment.

Dr. Berger has a severance arrangement with BRMG.  Under this arrangement, in the event of termination “without cause” by either party, Dr. Berger is entitled to receive a severance payment in an amount equal to five times his then annual compensation, or approximately $2,500,000 based upon his compensation in 2009.  Additionally, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive a severance payment in an amount equal to one year of his then annual compensation, or approximately $500,000 based upon his compensation in 2009.

Change-in-Control Arrangements

None of our Named Executive Officers is entitled to payment of any benefits upon a change-in-control of the company; however all options, warrants and any other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such change-in-control shall immediately vest.

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our board.  In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our company as well as the skill level required by the members of our board.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2009, members of our board who were not employees of the company received annual compensation of $25,000.  Additionally, members of our board who are not employees of the company are entitled to receive an attendance fee for board meetings of $1,000 per meeting and committee meetings of $750 per meeting.  Our Chairman of the Audit Committee receives $10,000 per year for serving in such capacity and our Chairman of the Compensation and Management Development Committee receives $5,000 per year for serving in such capacity.  Directors who are our employees received no additional compensation for their services as directors.

Stock Based Incentive Compensation

For the fiscal year ended December 31, 2009, members of our board who were not employees of the company each received options to purchase 56,250 shares of common stock exercisable at the closing price of the company's common stock in the public market on the date of issuance. The shares are fully vested upon issuance.

Director Compensation

The table below summarizes the cash and non-cash compensation earned for the fiscal year ended December 31, 2009 by each of our current non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Marvin S. Cadwell	34,750	71,489	---	106,239
Lawrence L. Levitt	42,750	71,489	---	114,239
Michael L. Sherman, M.D.	34,000	71,489	---	105,489
David L. Swartz	47,750	66,510	---	114,260
___________________________
(1)
The amount shown is the total dollar amount of the fair value of the award on the date of grant using the Black Scholes pricing model. On January 2, 2009, Messrs. Cadwell, Levitt and Sherman were each granted 25,000 stock options, fully vested as of the grant date, with an exercise price of $3.65 per share, a fair value of $1.66 per share (using the Black Scholes pricing model) and a five year term.  On February 2, 2009, Mr. Swartz was granted 25,000 stock options, fully vested as of the grant date, with an exercise price of $3.18, a fair value of $1.46 per share (using the Black Scholes pricing model) and a five year term.  On June 15, 2009, Messrs. Cadwell, Levitt, Sherman and Swartz were each granted 31,250 stock options, fully vested as of the grant date, with an exercise price of $2.40 per share, a fair value of $0.96 per share (using the Black Scholes pricing model) and a five year term.

Risk Consideration in Our Compensation Programs

Our Compensation and Management Development Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non-cash incentive programs.  The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our executive officers do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business.  Our equity incentive grants have traditionally been structured to provide longer term incentive.  Our Compensation and Management Development Committee believes our compensation programs strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

EQUITY COMPENSATION PLAN INFORMATION

We have two stock incentive plans: our 2000 Long-Term Incentive Plan (the “2000 Plan”)  and our 2006 Equity Incentive Plan (the “2006 Plan”).  Each of the 2000 Plan and the 2006 Plan are administered by our Compensation and Management Development Committee.

We have reserved 1,000,000 shares of common stock for issuance under our 2000 Plan.  As of March 31, 2010, there were 151,000 options outstanding under the 2000 Plan.  Upon approval of the 2006 Plan, we ceased granting options under the 2000 Plan.

We have reserved 6,5000,000 shares of common stock for issuance under our 2006 Plan.  The 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards, stock appreciation rights and cash awards.  If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan.  Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased.  Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan.  In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change.  The share number limitations included in the 2006 Plan will also adjust appropriately upon such event. As of March 31, 2010, there were 4,183,750 options outstanding under the 2006 Plan.

The following table sets forth, for each of the company’s equity compensation plans, the number of shares of common stock subject to outstanding options and stock awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2009.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options And Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	3,959,750	4.15	2,691,250
Equity incentive plans not approved by stockholders(1)	3,057,898	2.24	---
TOTAL	7,017,648

(1)	Consists of shares available upon exercise of warrants granted under various agreements.

The 2000 Plan and 2006 Plan are administered by the Compensation and Management Development Committee, which has the power to determine matters related to outstanding option awards under the Plans, including conditions of vesting and exercisability.  Options granted under the Plans expire no later than 10 years from the grant date.  Options generally vest in increments over three or five years from the date of grant.  Options granted to non-employee directors however are fully vested upon issuance.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Ernst & Young LLP has audited our financial statements annually since January 1, 2007.  Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders vote against the ratification of Ernst & Young LLP, our Board of Directors will reconsider whether or not to retain the firm.  Even if our stockholders ratify the appointment, our Board of Directors may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our company and our stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit and other services rendered by Ernst & Young LLP for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2008 and 2009 and fees billed for other services rendered by Ernst & Young LLP during that period.

	2008	2009
Audit Fees(1)	$967,647	$1,013,371
Audit-Related Fees(2)	---	---
Tax Fees(3)	---	---
All Other Fees(4)	$8,442	---
TOTAL	$976,089	$1,013,371
___________________________
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence.  All services provided by Ernst & Young LLP during the fiscal year 2009 were pre-approved by the Audit Committee.  The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2009 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. To make such a request, please contact us by writing to Investor Relations at RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025 or by calling 310-445-2955.  We will undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request.  Stockholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy following the instructions above.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

For further information about RadNet, Inc., please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2009, as amended, which accompanies this Proxy Statement.  Our annual report on Form 10-K is publicly available on the SEC's website at www.sec.gov and on our website at www.radnet.com.  You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

By Order of the Board of Directors,

Norman R. Hames Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

RADNET, INC.

JUNE 3, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.radnet-inc.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

▼ Please detach along perforated line and mail in the envelope provided.▼

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☒

1. To elect the following seven persons (except as marked to the contrary) as directors of the Company for a one-year term, or until their successors are duly elected and qualified:		2. The ratification of the appointment of Ernst & Young LLP as the Company’s independentregistered public accounting firm for the year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	m Howard G. Berger, M.D m Marvin S. Cadwell m John V. Crues, III, M.D. m Norman R. Hames m Lawrence L. Levitt m Michael L. Sherman, M.D. m David L Swartz	3. Other business that may properly come before the annual meeting (including adjournments and postponements).	☐	☐	☐

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW. Where no choice is specified, this proxy card will be voted FOR such proposal.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. ●		Please consider the issues discussed in the proxy statement and cast your vote by completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. Please consult the instruction form received from your broker or bank.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

RADNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2010

The undersigned hereby appoints Mark Stolper and Jeffrey Linden, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on June 3, 2010 at 10:00 a.m. (Pacific Time) and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given in respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN.
IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED
WILL BE CAST "FOR" PROPOSALS 1, 2 and 3.

(Continued and to be signed on the reverse side)